Exhibit 4.7

AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT

THIS AMENDMENT NO. 1 TO STOCKHOLDERS’ AGREEMENT, dated as of December 22, 2011 (this “Amendment”), hereby amends that certain Stockholders’ Agreement, dated as of May 6, 2010, by and among KAYAK Software Corporation (the “Company”) and the other parties thereto (the “Stockholders’ Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Stockholders’ Agreement.

W I T N E S S E T H

WHEREAS, the Company and the Requisite Investors have mutually agreed to amend and restate Section 6 of the Stockholders’ Agreement in its entirety;

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Section 6 of the Stockholders’ Agreement hereby is amended and restated to read in its entirety as follows:

“6. Election of Directors.

(a) Board Designation Rights; Initial Members. Each Holder hereby agrees to vote all of the Stock of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agree to take all actions (including, but not limited, to the nomination of specified persons, the execution of written consents and the calling of a stockholder meeting for the purpose of electing such specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), the following:

(i) the then current Chief Executive Officer of the Company as one (1) of the Common Directors (as defined in the Certificate of Incorporation);

(ii) one (1) person designated by mutual agreement of Daniel Stephen Hafner and Paul English, as the other Common Director;

(iii) two (2) persons designated by the holders of at least seventy percent (70%) of the outstanding shares of the Series A Preferred Stock, voting as a separate class on an as-converted to Common Stock basis (the “Series A Designators”), as the two Series A Directors (as defined in the Certificate of Incorporation);

(iv) one (1) person designated by the holders of at least a majority of the outstanding shares of the Series C Stock, voting as a separate class (the ‘‘Series C Designators”), as the Series C Director (as defined in the Certificate of Incorporation);

(v) for so long as Sequoia Capital Growth Fund III or one or more of its affiliates (as defined in Rule 501 of Regulation D under the Securities Act) (“Sequoia”) holds at least 1,000,000 shares of the Company’s Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Preferred Stock), one (1) person designated by Sequoia as the Series D Director (as defined in the Certificate of Incorporation). In the event Sequoia does not hold at least 1,000,000 shares of the Company’s Preferred Stock (as adjusted from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the Preferred Stock), then, in lieu of Sequoia, the holders of at least a majority of the outstanding shares of the Series D Stock, voting as a separate class, shall be entitled to designate one (1) person as the Series D Director. The individual, entity, or group of individuals and/or entities who has the right to designate the Series D Director pursuant this Section 6(a)(v) shall be referred to herein as the “Series D Designator”;

(vi) one (1) person designated jointly by the Series A Designators, the Series C Designators, and the Series D Designator, each voting as a separate series, as the Preferred and Common Director (as defined in the Certificate of Incorporation); and

(vii) one (1) additional person designated jointly by the Series A Designators, the Series C Designators, and the Series D Designator, each voting as a separate series, as the Remaining Director (as defined in the Certificate of Incorporation).

For the purposes of this Agreement, (x) “Stock” shall mean and include all Convertible Preferred Stock and all shares of Common Stock, and all other securities of the Company which may be exchangeable for, convertible into or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means), (y) “Board Designee” shall mean any individual who is designated for election to the Company’s Board of Directors pursuant to this Section 6; and (z) “Designator” or “Designators” shall mean, as applicable, any individual, entity, or group of individuals and/or entities who has the right to designate one (1) or more Board Designees for election to the Company’s Board of Directors pursuant to this Section 6.

(b) Removal; Successor Directors. In the absence of any designation from the appropriate Designator or Designators, the Board Designee previously designated by them and then serving shall be reelected if still eligible to serve as provided herein. From time to time during the term of this Agreement, a Designator or Designators may, in their sole discretion:

(i) elect to initiate the removal from the Company’s Board of Directors of any incumbent Board Designee who occupies a board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 6(a), and/or

(ii) designate a new Board Designee for election to a board seat for which such Designator or Designators are entitled to designate the Board Designee under Section 6(a) (whether to replace a prior Board Designee or to fill a vacancy in such board seat); provided, however, that any new Board Designee designated by the Series A Designators, the Series C Designators and the Series D Designator for the Preferred and Common Director must be ratified by the holders of a majority of the outstanding shares of Common Stock, which ratification may not be unreasonably withheld or delayed; provided further, however, no such ratification is required for any new Board Designee who has general experience with marketing and the travel related
e-commerce industry.

In the event of an initiation of removal of a Board Designee pursuant to Section 6(b)(i), the Holders shall vote all of the Stock of the Company now owned or hereafter acquired by them (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agree to take all actions to cause the removal from the Company’s Board of Directors of the Board Designee or Designees so designated for removal by the appropriate Designator or Designators; provided, however, in no event shall any party vote to remove any Board Designee unless the appropriate Designator or Designators have so directed pursuant to Section 6(b)(i). In the event of designation of a Board Designee pursuant to Section 6(b)(i), the Holders shall vote all of the Stock of the Company now owned or hereafter acquired by them (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and agree to take all actions to cause the election to the Company’s Board of Directors of any new Board Designee or Designees so designated for election to the Company’s Board of Directors pursuant to Section 6(b)(ii).

Without the consent of the Requisite Investors, the Holders hereby agree that they will not take any action, by vote or otherwise, to increase the authorized number of directors constituting the Company’s Board of Directors to more than eight (8) directors, unless the holders of Convertible Preferred Stock are then entitled to elect, in addition to the two (2) Series A Directors described in Section 6(a)(iii) above and one Series C Director described in Section 6(a)(iv) above, two additional Series A Directors and one additional Series C Director pursuant to Article 4B, subparagraph 6C of the Certificate of Incorporation (the “Additional Directors”), in which case the Company’s Board of Directors shall consist of no more than eleven (11) members. If and for so long as the holders of Convertible Preferred Stock are entitled to elect the Additional Directors pursuant to Article 4B, subparagraph 6C of the Certificate of Incorporation, the Holders agree to vote all of the Stock of the Company now owned or hereafter acquired in favor of the election to the Board of Directors of two (2) persons designated from time to time by the Series A Designators and one (1) person designated from time to time by the Series C Designators.”

2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Stockholders’ Agreement as a sealed instrument as of the day and year first above written.

COMPANY: KAYAK SOFTWARE CORPORATION

By:	/s/ Steve Hafner
Name:	Steve Hafner
Title:	CEO

[The remainder of this page is intentionally left blank.]

INVESTORS:

GENERAL CATALYST GROUP II, L.P.		GENERAL CATALYST GROUP III, L.P.

By: General Catalyst Partners II, L.P. Its General Partner		By: General Catalyst Partners III, L.P. Its General Partner

By: General Catalyst GP II, LLC Its General Partner		By: General Catalyst GP III, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald Title: Member and Chief Financial Officer		Name: William J. Fitzgerald Title: Member and Chief Financial Officer

GC ENTREPRENEURS FUND II, L.P.		GC ENTREPRENEURS FUND III, L.P.

By: General Catalyst Partners II, L.P. Its General Partner		By: General Catalyst Partners III, L.P. Its General Partner

By: General Catalyst GP II, LLC Its General Partner		By: General Catalyst GP III, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald Title: Member and Chief Financial Officer		Name: William J. Fitzgerald Title: Member and Chief Financial Officer

GENERAL CATALYST GROUP V, L.P.		GC ENTREPRENEURS FUND V, L.P.

By: General Catalyst Partners V, L.P. Its General Partner		By: General Catalyst Partners V, L.P. Its General Partner

By: General Catalyst GP V, LLC Its General Partner		By: General Catalyst GP V, LLC Its General Partner

By:	/s/ William J. Fitzgerald	By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald Title: Member and Chief Financial Officer		Name: William J. Fitzgerald Title: Member and Chief Financial Officer

Signature Page to Amendment No. 1 to Stockholders’ Agreement

GENERAL CATALYST GROUP V SUPPLEMENTAL, L.P.

By: General Catalyst Partners V, L.P. Its General Partner

By: General Catalyst GP V, LLC Its General Partner

By:	/s/ William J. Fitzgerald
Name: William J. Fitzgerald
Title: Member and Chief Financial Officer

Signature Page to Amendment No. 1 to Stockholders’ Agreement

/s/ Daniel Stephen Hafner
Daniel Stephen Hafner

Signature Page to Amendment No. 1 to Stockholders’ Agreement

/s/ Paul English
Paul English

Signature Page to Amendment No. 1 to Stockholders’ Agreement

ACCEL LONDON II L.P.

By:	Accel London II Associates L.P.
Its:	General Partner

By:	Accel London II Associates L.L.C.
Its:	General Partner

By:	/s/ Jonathan Biggs
Name: Jonathan Biggs
Title: Attorney in Fact

ACCEL LONDON INVESTORS 2006 L.P.

By:	Accel London II Associates L.LC.
Its:	General Partner

By:	/s/ Jonathan Biggs
Name: Jonathan Biggs
Title: Attorney in Fact

Signature Page to Amendment No. 1 to Stockholders’ Agreement

SEQUOIA CAPITAL XI SEQUOIA TECHNOLOGY PARTNERS XI SEQUOIA CAPITAL XI PRINCIPALS FUND By: SC XI Management, LLC A Delaware Limited Liability Company General Partner of Each

By:	/s/ Michael Moritz
Name:
Title:	Managing Member

SEQUOIA CAPITAL GROWTH FUND III SEQUOIA CAPITAL GROWTH PARTNERS III SEQUOIA CAPITAL GROWTH III PRINCIPALS FUND By: SCGF III Management, LLC A Delaware Limited Liability Company General Partner of Each

By:	/s/ Michael Moritz
Name:
Title:	Managing Member

Signature Page to Amendment No. 1 to Stockholders’ Agreement